As filed  with the  Securities  and  Exchange  Commission  on  August  13,  2004
                           Registration No. 001-14845
                           --------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       -----------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                           TRIMBLE NAVIGATION LIMITED
             (Exact Name of Registrant as Specified in Its Charter)

        California                                  94-2802192
        ----------                                  ----------
(State or Other Jurisdiction of
Incorporation or Organization)          (I.R.S. Employer Identification No.)

                              749 North Mary Avenue
                           Sunnyvale, California 94085

          (Address of Principal Executive Offices, Including Zip Code)

                        1988 EMPLOYEE STOCK PURCHASE PLAN
                                 2002 STOCK PLAN
                            (Full Title of the Plans)

                                 Irwin L. Kwatek
                         Vice President, General Counsel
                           Trimble Navigation Limited
                              749 North Mary Avenue
                           Sunnyvale, California 94085
                     (Name and Address of Agent For Service)

                                 (408) 481-8000
          (Telephone Number, including Area Code, of Agent For Service)

                                   Copies to:
                                 Thomas J. Ivey
                    Skadden, Arps, Slate, Meagher & Flom LLP
                              525 University Avenue
                                   Suite 1100
                           Palo Alto, California 94301
                                 (650) 470-4500


                         CALCULATION OF REGISTRATION FEE


Title of Each Class of Securities to    Amount to be      Proposed Maximum        Proposed Maximum           Amount of
           be Registered                 Registered      Offering Price Per   Aggregate Offering Price    Registration Fee
           -------------                 ----------      ------------------   ------------------------    ----------------
                                                              Share (2)
Common Stock, no par value, to be            300,000        $24.985               $ 7,495,500               $949.68
issued under the 1988 Employee Stock
Purchase Plan (1)(3)

Common Stock, no par value, to be          1,500,000        $24.985               $37,477,500             $4,748.40
issued under the 2002 Stock Plan
(1)(3)

Rights to Purchase Preferred Stock of                                                     N/A                   N/A
Registrant


 (1) This Registration Statement shall also cover any additional shares of Common Stock which may become issuable under the Registrant's 1988 Employee Stock Purchase Plan or 2002 Stock Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated solely for the purposes of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended (the "Securities Act") on the basis of the average of the high and low sale prices for a share of common stock of Trimble Navigation Limited as reported on the Nasdaq National Market on August 9, 2004.

(3) Includes rights ("Rights") to purchase shares of the Registrant's Series A Participating Preferred Stock, issuable pursuant to that certain Rights Agreement between the Registrant and ChaseMellon Shareholder Services, L.L.C., as Rights Agent, dated February 18, 1999. The value attributable to the Rights, if any, is reflected in the market price of the Common Stock.


    This Registration Statement shall become effective upon filing in accordance with Rule 462(a) under the Securities Act.



                INCORPORATION OF PREVIOUS REGISTRATION STATEMENT

     Pursuant to General Instruction E of Form S-8, Trimble Navigation Limited (the "Registrant" or the "Company") is filing this registration statement on Form S-8 with the Securities and Exchange Commission (the "Commission") to include an additional 300,000 shares under the Registrant's 1988 Employee Stock Purchase Plan and an additional 1,500,000 shares under the Registrant's 2002 Stock Plan. Pursuant to such Instruction E, the contents of the Registrant's Forms S-8 on Registration Statement No. 33-39647 filed with the Commission on April 2, 1991, Registration Statement No. 33-57522 filed with the Commission on January 28, 1993, Registration Statement No. 33-78502 filed with the Commission on May 3, 1994, Registration Statement No. 33-91858 filed with the Commission on May 3, 1995, Registration Statement No. 333-04670 filed with the Commission on
May 3, 1996, Registration Statement No. 333-28429 filed with the Commission on June 3, 1997, Registration Statement No. 333-53703 filed with the Commission on May 27, 1998, Registration Statement No. 333-84949 filed with the Commission on August 11, 1999, Registration Statement No. 333-38264 filed with the Commission on May 31, 2000, Registration Statement No. 333-65758 filed with the Commission on July 24, 2001 and Registration Statement No. 33-97979 filed with the Commission on August 13, 2002 are hereby incorporated by reference, except as revised in Part II of this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 2.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The Company hereby incorporates by reference into this Registration Statement the following documents:

     (a) The Company's Annual Report on Form 10-K, as amended, for the year ended January 2, 2004;

     (b) The Company's Quarterly Report on Form 10-Q for the quarterly period ended April 2, 2004;

     (c) The Company's Quarterly Report on Form 10-Q for the quarterly period ended July 2, 2004;

     (d) The Company's Current Reports on Form 8-K, filed with the Commission on April 27, 2004 and July 27, 2004;

     (e)  The  description  of  the  Company's  Common  Stock  contained  in the
          Company's Registration Statement on Form 8-A, filed with the Commission on June 15, 1990, and any amendment or report filed for the purpose of updating such description; and

     (f) The description of certain dividend rights on the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, filed with the Commission on February 18, 1999.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Skadden, Arps, Slate, Meagher & Flom LLP, Palo Alto, California, will pass upon the validity of the shares of Common Stock offered hereby.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 317 of the California General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit indemnification, including reimbursement of expenses incurred, under certain circumstances for liabilities arising under the Securities Act. The Registrant's bylaws provide that the Registrant will indemnify the Registrant's directors and officers and may indemnify the Registrant's employees and agents (other than officers and directors) against liabilities to the fullest extent permitted by California law. The Registrant is also empowered under its bylaws to enter into indemnification agreements with the Registrant's directors and officers and to purchase insurance on behalf of any person whom the Registrant is required or permitted to indemnify. The Registrant has entered into indemnification agreements with each of the Registrant's current directors and executive officers which provide for indemnification of, and advancement of expenses to, such persons to the greatest extent permitted by California law, including by reason of action or inaction occurring in the past and circumstances in which indemnification and advancement of expenses are discretionary under California law. In addition, the Registrant maintains insurance on behalf of its directors and executive officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of this status.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.


ITEM 8.   EXHIBITS

Exhibit
   No.    Description of Exhibit

   5.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the legality of the securities being registered.

   23.1   Consent of Ernst & Young LLP.

   23.2   Consent of  Skadden,  Arps,  Slate,  Meagher & Flom LLP  (included  in
          Exhibit 5.1).

   24.1   Power of Attorney (included on signature page).

ITEM 9. UNDERTAKINGS

1. The undersigned Registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

       (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and, the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective  amendment any
         of  the  securities   being  registered  which  remain  unsold  at  the
         termination of the offering.

2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the
     Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Sunnyvale, State of California, on this 13th day of August, 2004.

                               TRIMBLE NAVIGATION LIMITED

                               By:     /s/ Steven W. Berglund
                                       ----------------------
                               Name:   Steven W. Berglund
                               Title:  President and Chief Executive Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Steven W. Berglund and Irwin L. Kwatek, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and additions to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                     Title                             Date
---------                     -----                             ----

/s/ Steven W. Berglund        President,                        August 13, 2004
----------------------        Chief Executive Officerand Director
Steven W. Berglund            (Principal Executive Officer)

/s/ Mary Ellen Genovese       Chief Financial Officer           August 13, 2004
-----------------------       (Principal Financial Officer)
Mary Ellen Genovese

/s/ Anup V. Singh             Corporate Controller              August 13, 2004
-----------------             (Principal Accounting Officer)
Anup V. Singh

                              Director                          August ___, 2004
--------------------
Robert S. Cooper

/s/ John B. Goodrich          Director                          August 11, 2004
--------------------
John B. Goodrich

/s/ William Hart              Director                          August 10, 2004
----------------
William Hart

Ulf Johansson                 Director                          August 12, 2004
-------------
Ulf Johansson

                              Director                          August ___, 2004
---------------------
Bradford W. Parkinson

/s/ Nickolas W. Vande Steeg   Director                          August 11, 2004
---------------------------
Nickolas W. Vande Steeg

                                  EXHIBIT INDEX


Exhibit
  No.     Description of Exhibit

  5.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the legality of the securities being registered.

  23.1    Consent of Ernst & Young LLP.

  23.2    Consent of  Skadden,  Arps,  Slate,  Meagher & Flom LLP  (included  in
          Exhibit 5.1).

  24.1    Power of Attorney (included on signature page).